Execution Copy












                               AMENDMENT NO. 1 TO
                         POOLING AND SERVICING AGREEMENT

                                      among

                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
                                  as Depositor

                                 CITIBANK, N.A.,
                                   as Trustee

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                 as Master Servicer and Securities Administrator

                                       and

                            EMC MORTGAGE CORPORATION,
                                   as Sponsor

             Structured Asset Mortgage Investments II Trust 2007-AR5
                       Mortgage Pass-Through Certificates
                                 Series 2007-AR5

                               Dated May 14, 2008

      This AMENDMENT No. 1 (the "Amendment") is made and entered into this 14th day of May 2008 to that certain Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Agreement"), by and among Structured Asset Mortgage Investments II Inc., as depositor, Citibank, N.A., as trustee, Wells Fargo Bank, National Association, as master servicer and securities administrator and EMC Mortgage Corporation, as sponsor. This Amendment is made pursuant to Section
11.02 (a) of the Agreement.

      SECTION 1. DEFINED TERMS. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

      SECTION 2. AMENDMENT TO AGREEMENT. The Agreement is hereby amended effective as of the date of the Agreement as follows:

            2.1   Clause (b) of priority first of Section 6.01(a)(iii) in
      Article VI of the Agreement is hereby deleted in its entirety and replaced with the following clause:

            (b) any Unpaid Realized Loss Amount for each Class of Class A Certificates and Distribution Date, to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, sequentially, in that order;

            2.2 Priority eighth of Section 6.02(b) in Article VI of the Agreement is hereby deleted in its entirety and replaced with the following clause eighth, to the Class A-3 Certificates, Class A-2 Certificates
            and Class A-1 Certificates, sequentially, in that order, in each case until the Certificate Principal Balance of each such Class has been reduced to zero.

      SECTION 3. EFFECTIVENESS OF AGREEMENT. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

      SECTION 4. EXECUTION IN COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together by one and the same Agreement.

      SECTION 5. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       STRUCTURED ASSET MORTGAGE
                                       INVESTMENTS II INC., as Depositor

                                       By: /s/ Baron Silverstein
                                           ------------------------------
                                       Name:  Baron Silverstein
                                       Title: Vice President


                                       CITIBANK, N.A., as Trustee

                                       By: /s/ Louis Piscitelli
                                           ------------------------------
                                       Name:  Louis Piscitelli
                                       Title: Vice President


                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as Master Servicer and
                                       Securities Administrator

                                       By: /s/ Stacey M. Taylor
                                           ------------------------------
                                       Name:  Stacey M. Taylor
                                       Title: Vice President


                                       EMC MORTGAGE CORPORATION, as Sponsor

                                       By: /s/ Jackie Oliver
                                           ------------------------------
                                       Name:  Jackie Oliver
                                       Title: Senior Vice President